Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Reports Third Quarter 2010 Financial Results

LONDON, ONTARIO — November 9, 2010 -- Stellar Pharmaceuticals Inc. (OTCBB:SLXCF) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the quarter ended September 30, 2010.  In this press release, all dollar amounts are expressed in Canadian currency rounded to the nearest hundredth. These results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

For the three-month period ended September 30, 2010, Stellar's total revenues from all sources were $2,236,900 as compared to $826,900 in the same period in 2009.  The Company noted that total revenues in for the third quarter of 2010, were positively impacted by a milestone payment from Watson Pharma, Inc. of $1,345,200 related to the issuance of the Company’s Uracyst® high-dose patent in the United States.  With respect to product sales, the Company experienced solid growth for all products in the Canadian market as well as strong growth for Uracyst® in international markets.  International NeoVisc® sales, however, declined primarily as a result of a negative economic situation in Eastern Europe.  Stellar’s net profit for the three-month period ended September 30, 2010 was $1,380,800.  This result compares to a profit of $25,900 that was generated in the same period in 2009.

Stellar ended the quarter in a strong financial position, with no debt and working capital of $4,599,100.  This amount does not include the gross proceeds of US$1,000,000 from a non-brokered private placement of 1,000,000 Units of the Company that was completed in October 2010.  Each unit consists of one Common Share and warrants to purchase up to 1,500,000 additional Common Shares.

Peter Riehl, Stellar's President and Chief Executive Officer, commented, "We entered 2010 with a strong focus on building Canadian sales and expanding global partnerships for our two lead products, Uracyst® and NeoVisc®.  By virtually any measure that focus has delivered improved operating performance over the previous year.  Now, as we move through the fourth quarter, we will continue to execute our growth strategy while carefully managing our expenses.”

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology: NeoVisc®, for the treatment of osteoarthritis; and Uracyst®, its patented technology for treatment of interstitial cystitis/painful bladder syndrome, an inflammatory disease of the urinary bladder wall. Stellar also has in-licensing agreement for the distribution and sale of NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer. For more information, please visit the company's website at www.stellarpharma.com.

Stellar Q3 2010 Results

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

CONTACTS:

Company Contact	Investor Contact

Peter Riehl	Stephen Kilmer
President & CEO	President
Stellar Pharmaceuticals Inc.	Kilmer Lucas Inc.
(519) 434-1540	(905) 690-2400 ext. 21
email – corpinfo@stellarpharma.com	email – stephen@kilmerlucas.com

- or -	Media Contact

Arnold Tenney	Leonard Zehr
Chairman	Managing Director
Stellar Pharmaceuticals Inc.	Kilmer Lucas Inc.
(416) 587-3200	(905) 690-2400 ext. 41
email - len@kilmerlucas.com

Stellar Q3 2010 Results

STELLAR PHARMACEUTICALS INC.

BALANCE SHEETS

(Expressed in Canadian dollars)

	As at September 30, 2010	As at December 31, 2009
	(Unaudited)
ASSETS
CURRENT
Cash and cash equivalents	$3,274,412	$2,325,212
Accounts receivable, net of allowance of $nil (2009 - $nil)	608,513	293,565
Inventories	799,825	721,061
Taxes recoverable	5,998	1,501
Loan receivable	15,814	15,818
Prepaids, deposits and sundry receivables	125,000	163,698
Total current assets	4,829,562	3,520,855
PROPERTY, PLANT AND EQUIPMENT, net	1,574,899	1,390,296
OTHER ASSETS	129,999	114,553
Total assets	$6,534,460	$5,025,704
LIABILITIES
CURRENT
Accounts payable	$134,847	$228,367
Accrued liabilities	91,173	175,637
Deferred revenues	4,473	2,890

Total current liabilities	230,493	406,894

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY

CAPITAL STOCK
AUTHORIZED
Unlimited Non-voting, convertible, redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value

ISSUED
23,585,040 Common shares (December 31, 2009 – 23,480,040)	8,291,429	8,183,638
Additional Paid-in capital options - outstanding	172,849	89,562
Additional Paid-in capital options - expired	724,127	724,127
	9,188,405	8,997,327
DEFICIT	(2,884,438)	(4,378,517)
Total shareholders’ equity	6,303,967	4,618,810
Total liabilities and shareholders’ equity	$6,534,460	$5,025,704

Stellar Q3 2010 Results

STELLAR PHARMACEUTICALS INC.

CONDENSED STATEMENTS OF OPERATIONS, COMPREHENSIVE INCOME AND DEFICIT

 (Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period		For the Nine Month Period
	Ended September 30		Ended September 30
	2010	2009	2010	2009

PRODUCT SALES	$690,881	$811,684	$2,052,144	$2,270,229
ROYALTY AND LICENSING REVENUES	1,546,044	15,233	2,018,472	403,498
TOTAL REVENUES FROM ALL SOURCES	2,236,925	826,917	4,070,616	2,673,727
COST OF PRODUCTS SOLD	235,334	275,710	719,809	763,744
GROSS PROFIT	2,001,591	551,207	3,350,807	1,909,983

EXPENSES
Selling, general and administrative	566,371	505,391	1,726,890	1,646,388
Research and development	45,606	9,009	81,560	16,420
Amortization (non-manufacturing property, plant and equipment)	11,600	14,488	38,919	41,888
	623,577	528,888	1,847,369	1,704,696
INCOME FROM OPERATIONS	1,378,014	22,319	1,503,438	205,287
INTEREST AND OTHER INCOME	2,827	3,559	5,949	10,462
LOSS ON DISPOSAL OF EQUIPMENT	-	-	(15,308)	-
INCOME AND COMPREHENSIVE INCOME FOR
THE PERIOD BEFORE INCOME TAXES	1,380,841	25,878	1,494,079	215,749

NET INCOME AND COMPREHENSIVE
INCOME FOR THE PERIOD	1,380,841	25,878	1,494,079	215,749

DEFICIT, beginning of period	(4,265,279)	(4,425,682)	(4,378,517)	(4,615,553)
DEFICIT, end of period	$(2,884,438)	$(4,399,804)	$(2,884,438)	$(4,399,804)

EARNINGS PER SHARE - basic	$0.06	$0.00	$0.06	$0.01

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC	23,585,040	23,493,736	23,517,256	23,505,241

EARNINGS PER SHARE - diluted	$0.06	$0.00	$0.06	$0.01

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - DILUTED	23,594,579	23,493,736	23,518,390	23,505,241

Stellar Q3 2010 Results

STELLAR PHARMACEUTICALS INC.

STATEMENTS OF CASH FLOWS

(Expressed in Canadian dollars)

(Unaudited)

	For the Three Month Period		For the Nine Month Period
	Ended September 30		Ended September 30
	2010	2009	2010	2009

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES -

Net income for the period	$1,380,841	$25,878	$1,494,079	$215,749
Items not affecting cash
Amortization	21,474	15,770	79,053	83,885
Loss on disposal of equipment	-	-	15,308	-
Issuance of equity instruments for services rendered	-	-	4,000	-
Stock-based compensation	66,689	-	118,079	-
Change in non-cash operating asset and liabilities	39,974	65,698	(535,908)	(322,815)
CASH FLOWS (USED IN) OPERATING ACTIVITIES	1,508,978	107,346	1,174,611	(23,181)

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES -
Additions to property, plant and equipment	(28,052)	(66,899)	(290,194)	(112,776)
Increase to other assets	(6,000)	-	(16,847)	(26,231)
Proceeds from sale of equipment	-	-	12,630	-
CASH FLOWS USED IN INVESTING ACTIVITIES	(34,052)	(66,899)	(294,411)	(139,007)

CASH FLOWS USED IN FINANCING ACTIVITIES -
Stock options exercised	-	-	69,000	-
Re-purchase of Common shares for cash	-	(9,293)	-	(30,584)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	-	(9,293)	69,000	(30,584)

CHANGE IN CASH AND CASH EQUIVALENTS	1,474,926	31,154	949,200	(192,772)

CASH AND CASH EQUIVALENTS,
Beginning of period	1,799,486	1,882,040	2,325,212	2,105,966

CASH AND CASH EQUIVALENTS,
End of period	$3,274,412	$1,913,194	$3,274,412	$1,913,194